EXHIBIT 5.1
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[LOGO OMITTED]
[Blake, Cassels & Graydon LLP Letterhead]

                                            Suite 3500, East Tower, Bankers Hall
                                            855 - 2nd Street S.W.
                                            Calgary, Alberta, Canada
                                            T2P 4J8

September 12, 2003                          Telephone: 403.260.9600
                                            Facsimile: 403.260.9700
                                            www.blakes.com

                                            Reference: 80545/7


Nexen Inc.
801 - 7th Avenue S.W.
Calgary, Alberta
T2P 3P7

Dear Sirs:

RE:      POST EFFECTIVE AMENDMENT NO. 1 TO THE S-8 REGISTRATION STATEMENT

         We have acted as Canadian counsel for Nexen Inc. (the "Company"), a corporation incorporated under the federal laws of Canada, with respect to the issuance by the Company of up to 2,000,000 common shares (the "Common Shares") pursuant to the Amended and Restated Stock Option Plan of the Company made effective February 27, 1998, as amended (the "Stock Option Plan").

         At the request of the Company we have examined the Post Effective Amendment No. 1 to the Registration Statement on Form S-8 dated September 12, 2003 (the "Registration Statement") to be filed by or on behalf of the Company with the Securities and Exchange Commission in connection with the registration under the United States SECURITIES ACT of 1933, as amended, of the Common Shares.

         For the purpose of this opinion, we have examined and reviewed the corporate proceedings and records of the Company relating to the approval of the issuance of the Common Shares. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed or photostatic copies.

         We are qualified to practice law in the province of Alberta and we do not express any opinion on any laws other than the laws of the province of Alberta and the laws of Canada applicable therein.

         Based upon and subject to the foregoing, we are of the opinion that the issuance of the Common Shares has been duly and properly authorized and the Common Shares will, at the time of their issuance upon the due and proper exercise of options granted under the Stock Option Plan, be validly issued and outstanding as fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                     /s/ Blake, Cassels & Graydon LLP
                                     --------------------------------
                                     BLAKE, CASSELS & GRAYDON LLP



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